                                                                    Exhibit B-33

                                     BYLAWS
                                       OF
                           INDIANAPOLIS WATER COMPANY

                                    ARTICLE 1

                                      Stock

     1. Each stockholder shall be entitled to a certificate or certificates, showing the amount of stock of the company standing on the books in his name. Certificates of stock of each separate class and series shall be issued in numerical order and each such certificate shall bear the signature, actual or facsimile, of the President or a Vice President, and the Secretary or Assistant Secretary of the Company, and shall be signed by the Registrar and the Transfer Agent. The corporate seal of the Company shall be impressed upon each such certificate. A record of the certificates issued shall be kept by the Company or by the Registrar or Transfer Agent, if so authorized by resolution of the Board of Directors.

     2. Transfers of stock shall be made only upon the books of the Company. Requests for transfers of stock must be accompanied by the surrender of the certificate therefor duly endorsed by the stockholder in person or by his attorney-in-fact, and duly witnessed. In the case of certificates tendered for transfer by a fiduciary, a proper showing of authority to transfer must accompany the certificate so tendered. Surrendered certificates shall be cancelled and attached to the corresponding stubs in the stock certificate book, and the new certificates shall be issued to the parties entitled thereto.

     3. The Board of Directors may order or authorize an officer or officers of the Company to order a new certificate or certificates of stock issued in the place of any certificate or certificates issued by the Company alleged to have been lost or destroyed, provided that the owner of the lost or destroyed certificates of stock shall first cause to be given to the Company protection of a bond with a suitable surety in such sum (not less in the case of stock having a par value, than the par value of the lost or destroyed certificate or certificates of stock) as in the judgment of the Board of Directors, or officer so authorized, will indemnify the Company and the Registrar and Transfer Agent, if any, against any loss which it or they may incur by reason of such issuance. The Board of Directors, may, in its discretion, refuse to replace any lost certificate except upon an order of a court having jurisdiction in such matters.

                                   ARTICLE II

                                  Stockholders

     1. The annual meeting of the stockholders of the Company shall be held at the office of the Company in Indianapolis, Indiana, or at such other place, within or outside the state of Indiana, as may be designated by the Chairman of the Board, on the Friday following the third Monday of April in each year, at the hour of 11:00 a.m. The Board of Directors at any meeting of said Board may change the date of such annual meeting to any date not later than five (5) months after the close of the company's fiscal year. Written notice of said annual meeting shall be given by the Secretary of the Company to each stockholder not less than twenty
(20) days before each such meeting. Waiver of notice shall be equivalent to notice, and attendance at such meeting in person or by proxy shall constitute waiver of notice.

     2. Special meetings of the stockholders may at any time be called at the office of the Company, or at such other place, within or outside the State of Indiana, as may be designated by the Chairman of the Board, by resolution of the Board of Directors, or upon written request of stockholders holding a majority of the outstanding voting stock, or by the Chairman of the Board. Notice of such meeting, stating the object thereof, shall be mailed to each stockholder at least twenty (20) days before the date fixed for the meeting. Waiver of notice shall be equivalent to notice, and attendance at such meeting in person or by proxy shall constitute waiver of notice.

     3. A quorum at any meeting of the stockholders shall consist of a majority of the voting stock of the Company, represented in person or by proxy. If a quorum exists as to a matter to be considered at a meeting of stockholders, action on such matter (other than the election of Directors) shall be approved if the notes properly cast favoring the action exceed the votes properly cast opposing the action, except as the Indiana Business Corporation Law requires a greater number of affirmative votes. Directors shall be elected by a plurality of the votes properly cast.

     4. The election of directors shall be held at the annual meeting of the Stockholders.

     5. At all meetings of stockholders, each share of common stock shall entitle the holder thereof to cast one vote upon all questions which may properly come before the meeting Such stockholder may cast such vote, or votes, either in person or by proxy, and an instrument of proxy, lodged with the Secretary, shall entitle the person or persons designated therein to vote such stock at the stockholders' meetings until such instrument of proxy expires or is revoked.

     6. The record date for determining the stockholders entitled to notice of and to vote at any stockholders' meeting shall be such date, not more than fifty
(50) days prior to the date of such meeting, as may be fixed by the Board of Directors in advance of such meeting. If such date is not fixed by the Board of Directors, the stockholders entitled to notice of and to vote at such meeting shall be determined at the close of business on the forty-fifth (45th) day next preceding such meeting.

                                   ARTICLE III

                                    Directors

     1. The business and property of the Company shall be managed by the Board of Directors. The number of directors shall be fourteen (14). The directors shall be elected annually at the annual meeting of the stockholders and shall serve until the election and qualification of their successors. Any vacancy may be filled by the Board of Directors for the unexpired term.

     2. The annual meeting of the Board of Directors shall be held immediately following the stockholders' annual meeting. Regular meetings of the Board of Directors, in additional to said annual meeting, shall be held on the Friday following the third Monday of January, July and October, at such time of the day and at such place as shall be fixed by the Chairman of the Board and specified in the notice of each such regular meeting. The Board of Directors may at any meeting alter the date for the next regular meeting of said Board.

     3. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or by written request of a majority of the Board of Directors. Each such meeting shall be held at such place as may be designated by the Chairman of the Board. At least three days' notice of all meetings of the Board of Directors, including the annual meeting, the regular meeting and special meetings, shall be given by the Company's Secretary or Assistance Secretary to each member of the Board of Directors. Such notice may be waived, and attendance at any meeting shall constitute waiver of notice for such meeting.

     4. No business shall be transacted at any meeting of the Board of Directors unless sufficient member to constitute a quorum are present. Eight directors shall be the minimum number of directors which shall constitute a quorum.

     5. Officers of the Company shall be elected by the Board of Directors at the first meeting after the election of Directors each year. If any office becomes vacant during the year, the Board of Directors shall fill the same for the unexpired term.

                                   ARTICLE IV

                               Executive Committee

     1. The Board of Directors may, by resolution adopted by a majority of the actual number of directors elected and qualified, from time to time designate the Chairman of the Board and the President of the Company and any other, or others, of its number to constitute an executive committee ("Committee"), which committee shall have the powers hereinafter specified. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by The Indiana General Corporation Act. No member of the Committee shall continue to be a member thereof after he ceases to be a director of the Company. Unless sooner ended pursuant to a provision of this Article, the term of a member of the Committee shall end with the annual meeting of the Board of Directors that next follows the date on which such member was appointed to

Committee; but this provision shall not be construed to limit the number of successive terms that may be served by any person as a member of the Committee. The Board of Directors shall have the power, exercisable at any time, to increase or diminish the umber of members of the Committee, to remove any member, to fill vacancies in its membership, to change its functions or terminate its existence, and to diminish or increase its powers.

     2. During the intervals between meetings of the Board of Directors, the Committee shall have and may exercise all of the powers of the Board of Directors in the management of the Company, except the following: the power to fill vacancies in the membership of the Committee, in the membership of the Board of Directors, or among the officers of the Company; the power to increase or diminish the number of members of the Committee, to remove a member, or to terminate its existence; the power to diminish, increase or change the powers of the Committee; and the power to amend the Bylaws of the Company.

     3. Regular meetings of the Committee, of which no notice shall be necessary, shall be held on such times and places as the Committee shall fix by resolution. Special meetings of the Committee may be called by any member of the Committee. Written notice of each such special meeting shall be so sent to the members of the Committee as to reach them, in the usual course of delivery, at least one day before the meeting. No notice of such special meeting shall be required for any member who waives or has waived such notice in writing or shall be present at the meeting.

     4. A majority of the Committee shall constitute a quorum for all purposes, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee. At all meetings of the Committee, the Chairman of the Board shall, if present, act as Chairman. The Secretary of the Company may act as Secretary of the Committee. Minutes shall be kept of each meeting of the Committee and be submitted for approval at the next subsequent meeting of the Board of Directors. Neither a failure to submit any such minutes to the Board of Directors nor said Board's failure or refusal to approve any such minutes so submitted shall invalidate any completed or incomplete action authorized by the Committee and taken by the Company prior to the meeting of the Board of Directors at which such minutes should have been, or were, submitted for approval.

     5. The Board of Directors shall, whenever it shall designate one of its number to serve as a member of the Committee, fix the fee to be paid the designated person for his services as a member of the Committee. However, no such fee shall be fixed for or paid to any member of the Committee who is also an officer or employee of the Company.

                                    ARTICLE V

                                    Officers

     1. The officers of Indianapolis Water Company shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a

Treasurer, and one or more Assistant Secretaries and Assistant Treasurers.

     The Chairman of the Board, the Chief Executive Officer, and the President shall be chosen from among the directors of the Company, but no other officer need be a director. Any two or more offices may be held by the same person, and either the Chairman of the Board or the President shall also be the Chief Executive Officer.

     The officers shall be elected by the Board of Directors in the annual meeting of the Board of Directors and shall hold their respective offices until their successors have been elected and qualified. When a vacancy in any such office occurs for any reason, including a vacancy at any time created by the determination of the Board of Directors that there shall be an additional officer, such vacancy shall be filled by the Board of Directors as promptly as possible after the occurrence of such vacancy.

     The Board of Directors may, from time to time, create such additional offices as the business of the Company shall in the Board's discretion require, and the Board of Directors may provide for the selection of the persons to fill such additional offices by election or by appointment.

     2. The Chairman of the Board shall., if present, preside at all meetings of the stockholders and of the Board of Directors. In addition, he shall have such other responsibilities and powers and perform such other duties as may from time to time, be stated in the Bylaws or prescribed by the Board of Directors.

     2.5 The Chief Executive Officer shall be the chief executive and principal policymaking officer of the Company. Subject to the authority of the Board of Directors, he shall formulate the major policies to be pursued in the administration of the Company's affairs. He shall study and make reports and recommendations to the Board of Directors with respect to major problems and activities of the Company and shall see that the established policies are placed into effect and carried out under the direction of the President. In the absence of the Chairman of the Board, the Chief Executive Officer shall have the authority to perform any acts that the Chairman of the Board is authorized to perform by the Bylaws.

     3. The President shall be the chief administrative officer of the Company. He shall have general charge of, and supervision and authority over, its operations. In the absence of the Chairman of the Board, he shall preside at meetings of the stockholders and of the Board of Directors. He shall serve the Company in such other capacities and perform such other duties as are incident to his office or as may be defined in the Bylaws or delegated to him from time to time by the Board of Directors or by the Chairman of the Board.

     4. A Vice President shall perform the duties and exercise the functions of the President in his absence or during his inability to act. Performance by such Vice President of any of the duties of the President shall, as to third parties, be conclusive evidence of his authority to act. Each Vice President shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors or the President or as may be provided for in the Bylaws.

     5. The Secretary shall issue notices for all and shall keep full minutes of the meetings of the stockholders and of the Board of Directors; he shall have charge of and keep the seal of the corporation, and shall affix the seal, attested by his signature, to such instruments as may require the same. He shall also sign, with the President or other officer, all contracts, deeds, licenses, and other instruments requiring his signature. He shall have general charge of the records of the Company other than the financial records, shall make such reports to the Board of Directors as they may request, and shall also prepare such reports and statements as are required by state or federal laws. He shall attend to such correspondence and to such other duties as may be incidental to his office, or as may be assigned to him by the Board of Directors.

     The duties of the Assistant Secretary or Assistant Secretaries shall be such as shall be assigned to such Assistant or Assistants by the Secretary from time to time. In the absence of the Secretary or in the event that the Secretary shall be incapacitated for any reason, an Assistant Secretary shall perform the duties of the Secretary.

     6. The Treasurer shall have custody of and be responsible for all moneys and securities of the Company; he shall keep full and accurate records and accounts in books belonging to the Company, showing the transactions of the Company, its accounts, liabilities and financial condition; and he shall see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers. He shall deposit in the name of the Company, in such depository or depositories as are approved by the Board of Directors, all moneys that may come into his hands for the Company account. He shall also endorse for collection or deposit all bills, notes, checks and other negotiable instruments of the Company; he shall pay out money as may be necessary in the transactions of the Company, either by special or general direction of the Board of Directors, on checks signed as hereinafter provided and shall generally, together with the Chairman of the Board, President or Vice President, have supervision of the finances of the Company. He shall also make a full report of the financial condition of the Company at the annual meeting of the stockholders, and shall make such other reports and statements as may be required of him from time to time by the Board of Directors.

     The duties of the Assistant Treasurer or Assistant Treasurers shall be such as shall be assigned to such Assistant or Assistants by the Treasurer from time to time. In the absence of the Treasurer" or in the event that the Treasurer shall be incapacitated for any reason, an Assistant Treasurer shall perform the duties of the Treasurer.

     7. Each of the Chairmen of the Board and President shall be authorized to sign all deeds, contracts and other documents for and on behalf of the Company. All checks, drafts bills of exchange and orders for the payment of money shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Treasurer or Assistant Treasurer, or Secretary or Assistant Secretary, but no individual shall both sign and countersign, even though he is at the time holding two offices which are hereinabove named as the offices whose holders may either sign or countersign.

                                   ARTICLE VI

                                   Amendments

     1. These Bylaws may be changed, altered, or amended by vote at any meeting of the Board of Directors.

                                   ARTICLE VII

                          Redemption of Shares Acquired
                          in Control Share Acquisitions

     1. If and whenever the provisions of IC 23-1-42 apply to Indianapolis Water Company (the "Company"), any or all control shares acquired in a control share acquisition shall be subject to redemption by the Company, if either

     (a) no acquiring person statement has been filed with the Company with respect to such control share acquisition in accordance with IC 23-1-42-6, or

     (b) the control shares are not accorded full voting rights by the Company's stockholders as provided in IC 23-1-42-9.

A redemption pursuant to Section 1(a) may be made at any time during the period ending sixty (60) days after the last acquisition of control shares by the acquiring person. A redemption pursuant to Section l(b) may be made at any time during the period ending two (2) years after the stockholder vote with respect to the granting of voting rights to such control shares. Any redemption pursuant to this Article VII shall be made at the fair value of the control shares and pursuant to such procedures for such redemption as may be set forth in these Bylaws or adopted by resolution of the Board of Directors.

     2. As used in this Article VII, the terms 'control shares,' 'control share acquisition,' 'acquiring person statement' and 'acquiring person' shall have the meanings ascribed to such terms in IC 23-1-42.

Amended April 15, 1993

                                                                    Exhibit B-33

                            UNANIMOUS WRITTEN CONSENT
                       IN LIEU OF A SPECIAL MEETING OF THE
                              BOARD OF DIRECTORS OF
                           INDIANAPOLIS WATER COMPANY

     The undersigned, being all of the directors of Indianapolis Water Company, an Indiana corporation (the "Corporation"), do hereby consent and agree to the adoption of the following resolutions pursuant to the authority of Section 23-1-29-4 of the Indiana Business Corporation Law, in lieu of holding a special meeting of the directors of the Corporation:

                           RESOLUTION AMENDING BY-LAWS

     WHEREAS, The director of the Corporation believes it to be in the best interests of the Corporation to amend the By-Laws to change the date of the annual meeting of the stockholders.

     WHEREAS, The director of the Corporation believes it to be in the best interests of the Corporation to amend the By-Laws to provide for a range in the number of directors to be not less than one and not more than five.

     NOW, THEREFORE, BE IT RESOLVED, that Article III, Section 2, of the By-Laws of the Corporation shall be deleted in its entirety and is hereby amended to read as follows

          "2.. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on the third Tuesday in the month of May of each year, if such day is not a legal holiday, and if a holiday, then on the next business day which is not a legal holiday. If for any reason the annual meeting of the stockholders shall not be held at the time and place herein provided, the same may be held at any time thereafter, but not later than the date which is five months after the close of the Corporation's fiscal year, or the date which is fifteen months after the last annual meeting, whichever is earlier. Such date and time of meeting may be changed by action of the Board of Directors."

     BE IT FURTHER RESOLVED, That Article III, Section 1, of the By-Laws of the Corporation shall be deleted in its entirety and is hereby amended and restated to read as follows:

          "1. The number of directors which shall constitute the whole Board shall be not less than one (1) nor more than five (5) as determined from time to time by resolution of the Board of Directors or by the stockholders. The directors shall be elected at the annual meeting of the stockholders, except as may be provided elsewhere in the By-Laws, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in a manner permitted by statute or these By-Laws. Directors need not be stockholders"

Dated and effective as Tuesday, June 1st, 2004.

                                        /s/ Samuel W. Miller, Jr.
                                        ----------------------------------------
                                        Samuel W. Miller, Jr.
                                        Director

                                        Being the sole director of the
                                        Corporation